UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2010

Sunvalley Solar, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-8415633
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices)

(909) 598-0618
(Issuer’s telephone number)

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01     Other Events

On September 13, 2010, we issued a press release regarding our agreement with TianWei SolarFilms Co.  Our relationship with TianWei SolarFilms Co. is governed by a Distribution Contract, a copy of which is filed herewith as Exhibit 99.1

On September 15, 2010, we issued a press release regarding a solar system installation contract with Long Life Farms, Inc.  Our installation agreement with Long Life Farms, Inc. includes three (3) solar power systems, each of which is covered by a Photovoltaic System Contract. Copies of these agreements are filed herewith as Exhibits 99.2, 99.3, and 99.4.

Also on September 15, 2010, we issued a press release regarding a solar system installation contract with Felix Chao Chuo Farm, Inc. Our installation agreement with Felix Chao Chuo Farm, Inc. includes two (2) solar power systems, each of which is covered by a Photovoltaic System Contract. Copies of these agreements are filed herewith as Exhibits 99.5 and 99.6.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Distribution Contract with TianWei SolarFilms Co.
99.2	Photovoltaic System Contract with Long Life Farms, Inc.
99.3	Photovoltaic System Contract with Long Life Farms, Inc.
99.4	Photovoltaic System Contract with Long Life Farms, Inc.
99.5	Photovoltaic System Contract with Felix Chao Chuo Farm, Inc.
99.6	Photovoltaic System Contract with Felix Chao Chuo Farm, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunvalley Solar, Inc.

/s/ Zhijian (James) Zhang
Zhijian (James) Zhang
Chief Executive Officer

Date:  September 16, 2010